Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Pam Erickson
781.522.5822
For Immediate Release

Raytheon Reports Solid Third Quarter 2014 Results

•	Strong bookings of $5.9 billion; book-to-bill of 1.07

•	Net sales of $5.5 billion

•	Reported operating margin of 13.9 percent; Adjusted Operating Margin[1] of 13.2 percent

•	EPS from continuing operations of $1.65; Adjusted EPS[1] of $1.57

•	Solid operating cash flow from continuing operations of $423 million in third quarter 2014 and $1.2 billion year-to-date 2014
__________________________________________________________________________________________________

WALTHAM, Mass., (October 23, 2014) - Raytheon Company (NYSE: RTN) announced third quarter 2014 EPS from continuing operations of $1.65 compared to $1.51 in the third quarter 2013. Third quarter 2014 EPS from continuing operations was reduced by $0.062 due to the enactment of pension funding stabilization as part of the Highway and Transportation Funding Act of 2014 (HATFA) and other actuarial updates. Third Quarter 2014 Adjusted EPS was $1.57 per diluted share compared to $1.60 per diluted share in the third quarter 2013. Third Quarter 2014 Adjusted EPS excluded a favorable FAS/CAS Adjustment of $0.09. Third quarter 2013 Adjusted EPS excluded an unfavorable FAS/CAS Adjustment of $0.09. Net sales for the third quarter 2014 were $5.5 billion compared to $5.8 billion in the third quarter 2013.
"Raytheon’s solid third quarter operating results reflect strong program execution and our continued focus on operational efficiency," said Thomas A. Kennedy, Raytheon's Chairman and CEO. "Bookings strength across our broad portfolio of proven technology solutions positions the company well for the future."
The Company had bookings of $5.9 billion in the third quarter 2014, resulting in a book-to-bill ratio of 1.07. In the third quarter 2013, bookings were $5.7 billion. Year-to-date 2014 bookings were $16.9 billion compared to year-to-date 2013 bookings of $14.6 billion, an increase of $2.3 billion.
_____________________________
1 Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders, and Adjusted Operating Margin is total operating margin; in each case, excluding the impact of the FAS/CAS Adjustment, and from time to time, certain other items. Adjusted EPS and Adjusted Operating Margin are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.
2 Included in the $0.06 is an $0.11 unfavorable impact due to lower CAS expense related to the HATFA partially offset by a $0.02 favorable impact for other actuarial updates, both of which are retroactive year-to-date amounts that were recorded in the third quarter 2014 and were tax effected at the 35% federal statutory tax rate. The $0.06 also includes a $0.03 favorable impact from the reduction of the effective tax rate due to the HATFA.

Operating cash flow from continuing operations for the third quarter 2014 was $423 million compared to $895 million for the third quarter 2013. The change in operating cash flow from continuing operations in the third quarter 2014 was primarily due to the timing of collections. Year-to-date operating cash flow from continuing operations was $1.2 billion in 2014 versus $1.3 billion for the comparable period in 2013.

Summary Financial Results

	3rd Quarter		%	Nine Months		%
($ in millions, except per share data)	2014	2013	Change	2014	2013	Change

Bookings	$5,878	$5,685	3.4%	$16,943	$14,615	15.9%
Net Sales	$5,474	$5,842	-6.3%	$16,683	$17,836	-6.5%
Income from Continuing Operations attributable to Raytheon Company	$515	$487	5.7%	$1,603	$1,465	9.4%
Adjusted Income*	$488	$517	-5.6%	$1,383	$1,563	-11.5%
EPS from Continuing Operations	$1.65	$1.51	9.3%	$5.11	$4.50	13.6%
Adjusted EPS*	$1.57	$1.60	-1.9%	$4.41	$4.80	-8.1%
Operating Cash Flow from Continuing Operations	$423	$895		$1,235	$1,276
Workdays in Fiscal Reporting Calendar	63	63		189	190

* Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders, and Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders; in each case, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Nine Months 2014 Adjusted Income and Adjusted EPS excluded the approximately $80 million and $0.26 favorable tax impact, respectively, resulting from cash repatriation in the first quarter 2014. Nine Months 2013 Adjusted Income and Adjusted EPS excluded the $25 million and $0.08 impact, respectively, of the 2012 R&D tax credit. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

In the third quarter 2014, the Company repurchased 2.1 million shares of common stock for $200 million. Year-to-date 2014, the Company repurchased 6.8 million shares of common stock for $650 million.
The Company ended the third quarter 2014 with $623 million of net debt. Net debt is defined as total debt less cash and cash equivalents and short-term investments.
Backlog

($ in millions)	Period Ending
	Q3 2014	Q3 2013	2013
Backlog	$33,247	$32,235	$33,685
Funded Backlog	$22,888	$22,144	$23,014

Backlog at the end of the third quarter was $33.2 billion, an increase of approximately $1.0 billion compared to the third quarter 2013.

Outlook
The Company has updated its financial outlook for 2014, which now reflects the recent enactment of pension funding stabilization as part of the HATFA and other actuarial updates. Charts containing additional information on the Company's 2014 outlook are available on the Company's website at www.raytheon.com/ir.

2014 Financial Outlook
	Current*	Prior (7/24/14)
Net Sales ($B)	22.7 - 23.0	22.5 - 23.0
FAS/CAS Adjustment ($M)	287 [1]	346
Interest Expense, net ($M)	(200) - (205)	(200) - (210)
Diluted Shares (M)	312 - 313	312 - 314
Effective Tax Rate	Approx. 27.5%	Approx. 28.5%
Adjusted EPS**	$5.91 - $6.01	$5.76 - $5.91
EPS from Continuing Operations	$6.77 - $6.87	$6.74 - $6.89
Operating Cash Flow from Continuing Operations ($M)	2,150 - 2,350	2,300 - 2,500

[1]Pension funding stabilization as part of the HATFA and other actuarial updates had a net unfavorable impact on the FAS/CAS Adjustment of $59 million for full-year 2014 (of which $44 million was a retroactive year-to-date amount recorded in the third quarter 2014 and an estimated unfavorable $15 million is expected to be recorded in the fourth quarter 2014).

* Denotes change from prior guidance.
** Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, 2014 Adjusted EPS guidance also excludes the $0.26 favorable tax impact of approximately $80 million resulting from cash repatriation in the first quarter 2014. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

Segment Results
The Company's reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); and Space and Airborne Systems (SAS).

Integrated Defense Systems
	3rd Quarter			Nine Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Net Sales	$1,428	$1,603	-11%	$4,458	$4,920	-9%
Operating Income	$230	$286	-20%	$675	$874	-23%
Operating Margin	16.1%	17.8%		15.1%	17.8%

Integrated Defense Systems (IDS) had third quarter 2014 net sales of $1,428 million compared to $1,603 million in the third quarter 2013. The change in net sales was primarily due to the scheduled completion of production phases on certain international Patriot programs.
IDS recorded $230 million of operating income compared to $286 million in the third quarter 2013. The change in operating income was primarily driven by a change in program mix and lower volume.
During the quarter, IDS booked $301 million on the Standard Terminal Automation Replacement System (STARS) program for the Federal Aviation Administration (FAA). IDS also booked $212 million to provide radar digital processors for the Patriot system to the U.S. Army and international customers, $160 million to provide Patriot Guidance Enhanced Missile-Tactical (GEM-T) missiles for an international customer, $130 million on the All Electronic Tolling System (AETS) for the Massachusetts Department of Transportation (MassDOT), $109 million to provide Patriot engineering services support for U.S. and international customers, $105 million on the Wide Area Augmentation System Dual Frequency Operations (WAAS DFO) program for the FAA, and $91 million to provide Patriot technical and logistics support for Taiwan.
As previously announced on October 6, 2014, IDS was awarded $19.5 million for the Engineering and Manufacturing Development (EMD) phase of the Three Dimensional Expeditionary Long Range Radar (3DELRR)for the U.S. Air Force. The contract includes options that could bring the cumulative value of this award to $71.8 million. 3DELRR is one of the first programs under the DoD’s Better Buying Power initiative to be designed for exportability, enabling U.S. forces, allies and security partners to benefit from the system. This award was protested on October 21, 2014.

Intelligence, Information and Services
	3rd Quarter			Nine Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Net Sales	$1,478	$1,496	-1%	$4,446	$4,587	-3%
Operating Income	$125	$134	-7%	$377	$389	-3%
Operating Margin	8.5%	9.0%		8.5%	8.5%

Intelligence, Information and Services (IIS) had third quarter 2014 net sales of $1,478 million compared to $1,496 million in the third quarter 2013.
IIS recorded $125 million of operating income compared to $134 million in the third quarter 2013. The change in operating income was primarily driven by higher net program efficiencies in the third quarter 2013.
During the quarter, IIS booked $190 million on domestic and foreign training programs in support of Warfighter FOCUS activities. IIS also booked $174 million on a contract to provide intelligence, surveillance and reconnaissance (ISR) support to the U.S. Air Force. IIS booked $571 million on a number of classified contracts.

Missile Systems
	3rd Quarter			Nine Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Net Sales	$1,477	$1,635	-10%	$4,590	$4,961	-7%
Operating Income	$190	$202	-6%	$588	$629	-7%
Operating Margin	12.9%	12.4%		12.8%	12.7%

Missile Systems (MS) had third quarter 2014 net sales of $1,477 million compared to $1,635 million in the third quarter 2013. The change in net sales was primarily driven by lower sales on U.S. Army programs and lower sales due to the planned transition from development to production on the Standard Missile-3 (SM-3®) program.
MS recorded $190 million of operating income compared to $202 million in the third quarter 2013. The change in operating income was primarily due to lower volume, partially offset by improved program performance in the third quarter 2014.
During the quarter, MS booked $263 million for Tomahawk for the U.S. Navy and an international customer. MS also booked $244 million for Phalanx Weapon Systems for the U.S. Navy and international customers, $149 million for the Iron Dome Tamir Co-Production program for an international customer, $117 million for Laser Guided Rockets for an international customer, and $75 million for AIM-9X Sidewinder short-range air-to-air missiles for the U.S. Navy.

Space and Airborne Systems
	3rd Quarter			Nine Months
($ in millions)	2014	2013	% Change	2014	2013	% Change
Net Sales	$1,509	$1,556	-3%	$4,412	$4,758	-7%
Operating Income	$237	$224	6%	$629	$667	-6%
Operating Margin	15.7%	14.4%		14.3%	14.0%

Space and Airborne Systems (SAS) had third quarter 2014 net sales of $1,509 million compared to $1,556 million in the third quarter 2013. The change in net sales was primarily due to lower volume on intersegment sales.
SAS recorded $237 million of operating income compared to $224 million in the third quarter 2013. The increase in operating income was primarily due to improved program performance.
During the quarter, SAS booked $138 million to provide radar subsystems for the U.S. Navy. SAS also booked $92 million on an optical sensor satellite program for a commercial customer and $81 million to provide radar components for an international customer. SAS booked $523 million on a number of classified contracts.

About Raytheon
Raytheon Company, with 2013 sales of $24 billion and 63,000 employees worldwide, is a technology and innovation leader specializing in defense, security and civil markets throughout the world. With a history of innovation spanning 92 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as cyber security and a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @raytheon.
Conference Call on the Third Quarter 2014 Financial Results
Raytheon's financial results conference call will be held on Thursday, October 23, 2014 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.
The dial-in number for the conference call will be (877) 415-3180 in the U.S. or (857) 244-7323 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the Company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company's dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration under the amended Budget Control Act of 2011, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation and obtain approvals, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, industrial cooperation agreement obligations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company's assumptions; the risk of cost overruns, particularly for the Company's fixed-price contracts; dependence on component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company's financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company's use of these measures are included in this release or the attachments.

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Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Third Quarter 2014

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13

Net sales	$5,474	$5,842	$16,683	$17,836
Operating expenses
Cost of sales	4,171	4,534	12,633	13,892
General and administrative expenses	540	551	1,740	1,715
Total operating expenses	4,711	5,085	14,373	15,607
Operating income	763	757	2,310	2,229
Non-operating (income) expense, net
Interest expense	53	53	158	159
Interest income	(3)	(3)	(8)	(9)
Other (income) expense, net	1	(5)	(5)	(9)
Total non-operating (income) expense, net	51	45	145	141
Income from continuing operations before taxes	712	712	2,165	2,088
Federal and foreign income taxes	193	221	552	608
Income from continuing operations	519	491	1,613	1,480
Income (loss) from discontinued operations, net of tax	—	2	59	—
Net income	519	493	1,672	1,480
Less: Net income attributable to noncontrolling
interests in subsidiaries	4	4	10	15
Net income attributable to Raytheon Company	$515	$489	$1,662	$1,465

Basic earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.66	$1.51	$5.12	$4.51
Income (loss) from discontinued operations, net of tax	—	—	0.19	—
Net income	1.66	1.52	5.31	4.51

Diluted earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.65	$1.51	$5.11	$4.50
Income (loss) from discontinued operations, net of tax	—	—	0.19	—
Net income	1.65	1.51	5.30	4.50

Amounts attributable to Raytheon Company common
stockholders:
Income from continuing operations	$515	$487	$1,603	$1,465
Income (loss) from discontinued operations, net of tax	—	2	59	—
Net income	$515	$489	$1,662	$1,465

Average shares outstanding
Basic	310.9	322.5	312.9	324.9
Diluted	311.4	323.3	313.6	325.7

Attachment B
Raytheon Company
Preliminary Segment Information
Third Quarter 2014

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Three Months Ended		Three Months Ended		Three Months Ended
	28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13

Integrated Defense Systems	$1,428	$1,603	$230	$286	16.1%	17.8%
Intelligence, Information and Services	1,478	1,496	125	134	8.5%	9.0%
Missile Systems	1,477	1,635	190	202	12.9%	12.4%
Space and Airborne Systems	1,509	1,556	237	224	15.7%	14.4%
FAS/CAS Adjustment	—	—	42	(46)
Corporate and Eliminations	(418)	(448)	(61)	(43)
Total	$5,474	$5,842	$763	$757	13.9%	13.0%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13

Integrated Defense Systems	$4,458	$4,920	$675	$874	15.1%	17.8%
Intelligence, Information and Services	4,446	4,587	377	389	8.5%	8.5%
Missile Systems	4,590	4,961	588	629	12.8%	12.7%
Space and Airborne Systems	4,412	4,758	629	667	14.3%	14.0%
FAS/CAS Adjustment	—	—	216	(189)
Corporate and Eliminations	(1,223)	(1,390)	(175)	(141)
Total	$16,683	$17,836	$2,310	$2,229	13.8%	12.5%

Attachment C
Raytheon Company
Other Preliminary Information
Third Quarter 2014

(In millions)	Funded Backlog		Total Backlog
	28-Sep-14	31-Dec-13	28-Sep-14	31-Dec-13

Integrated Defense Systems	$8,411	$9,397	$9,877	$10,916
Intelligence, Information and Services	2,964	2,592	6,210	5,856
Missile Systems	7,234	6,859	9,611	9,162
Space and Airborne Systems	4,279	4,166	7,549	7,751
Total	$22,888	$23,014	$33,247	$33,685

	Bookings
	Three Months Ended		Nine Months Ended
	28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13

Total Bookings	$5,878	$5,685	$16,943	$14,615

	General and Administrative Expenses
	Three Months Ended		Nine Months Ended
	28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13

Administrative and selling expenses	$419	$437	$1,384	$1,369
Research and development expenses	$121	$114	$356	$346
Total general and administrative expenses	$540	$551	$1,740	$1,715

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Third Quarter 2014

(In millions)
	28-Sep-14	31-Dec-13
Assets
Current assets
Cash and cash equivalents	$2,634	$3,296
Short-term investments	1,480	1,001
Contracts in process, net	5,340	4,870
Inventories	522	363
Prepaid expenses and other current assets	309	286
Total current assets	10,285	9,816

Property, plant and equipment, net	1,860	1,937
Goodwill	12,762	12,764
Other assets, net	1,400	1,450
Total assets	$26,307	$25,967

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,382	$2,350
Accounts payable	1,060	1,178
Accrued employee compensation	1,142	1,068
Other accrued expenses	1,371	1,214
Total current liabilities	5,955	5,810

Accrued retiree benefits and other long-term liabilities	3,661	4,226
Long-term debt	4,737	4,734

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	1,403	1,972
Accumulated other comprehensive loss	(4,895)	(5,113)
Retained earnings	15,273	14,173
Total Raytheon Company stockholders' equity	11,784	11,035
Noncontrolling interests in subsidiaries	170	162
Total equity	11,954	11,197
Total liabilities and equity	$26,307	$25,967

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Third Quarter 2014

(In millions)	Three Months Ended		Nine Months Ended
	28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13

Net income	$519	$493	$1,672	$1,480
(Income) loss from discontinued operations, net of tax	—	(2)	(59)	—
Income from continuing operations	519	491	1,613	1,480

Depreciation	76	76	225	227
Amortization	35	35	102	105
Working capital (excluding pension and income taxes)*	(47)	265	(758)	(1,017)
Other long-term liabilities	—	(5)	(17)	(16)
Pension and other postretirement benefit plans	74	(71)	46	175
Other, net	(234)	104	24	322
Net operating cash flow from continuing operations	$423	$895	1,235	1,276

Supplemental Cash Flow Information

Capital spending	$(72)	$(60)	(173)	(165)
Internal use software spending	(14)	(13)	(40)	(34)
Acquisitions	—	—	—	(14)
Purchases of short-term investments	(819)	(100)	(2,190)	(939)
Sales of short-term investments	—	—	882	325
Maturities of short-term investments	237	156	832	518
Dividends	(188)	(177)	(551)	(520)
Repurchases of common stock under stock repurchase programs	(200)	(225)	(650)	(675)

* Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process, net and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Consolidated Statements of Cash Flows.

Attachment F
Raytheon Company
Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin
Third Quarter 2014

Adjusted EPS Non-GAAP Reconciliation	2014	2014
(In millions, except per share amounts)	Current Guidance	Prior Guidance
Three Months Ended	Nine Months Ended	Low end	High end	Low end	High end
28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13	of range	of range	of range	of range
Diluted EPS from continuing operations attributable to Raytheon Company common stockholders	$1.65	$1.51	$5.11	$4.50	$6.77	$6.87	$6.74	$6.89
Per share impact of the FAS/CAS Adjustment (A)	(0.09)	0.09	(0.45)	0.38	(0.60)	(0.60)	(0.72)	(0.72)
Per share impact of the tax benefit of cash repatriation (B)	—	—	(0.26)	—	(0.26)	(0.26)	(0.25)	(0.26)
Per share impact of the 2012 research and development (R&D) tax credit (C)	—	—	—	(0.08)	—	—	—	—
Adjusted EPS (2), (3)	$1.57	$1.60	$4.41	$4.80	$5.91	$6.01	$5.76	$5.91

(A)	FAS/CAS Adjustment	$(42)	$46	$(216)	$189	$(287)	$(287)	$(346)	$(346)
Tax effect (1)	15	(16)	76	(66)	100	100	121	121
After-tax impact	(27)	30	(140)	123	(187)	(187)	(225)	(225)
Diluted shares	311.4	323.3	313.6	325.7	313.0	312.0	314.0	312.0
Per share impact	$(0.09)	$0.09	$(0.45)	$0.38	$(0.60)	$(0.60)	$(0.72)	$(0.72)

(B)	Tax benefit of cash repatriation	$—	$—	$(80)	$—	$(80)	$(80)	$(80)	$(80)
Diluted shares	—	—	313.6	—	313.0	312.0	314.0	312.0
Per share impact	$—	$—	$(0.26)	$—	$(0.26)	$(0.26)	$(0.25)	$(0.26)

(C)	2012 R&D tax credit	$—	$—	$—	$(25)	$—	$—	$—	$—
Diluted shares	—	—	—	325.7	—	—	—	—
Per share impact	$—	$—	$—	$(0.08)	$—	$—	$—	$—

Adjusted Income Non-GAAP Reconciliation

(In millions)
Three Months Ended	Nine Months Ended
28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13
Income from continuing operations attributable to Raytheon Company common stockholders	$515	$487	$1,603	$1,465
FAS/CAS Adjustment (1)	(27)	30	(140)	123
Tax benefit of cash repatriation	—	—	(80)	—
2012 R&D tax credit	—	—	—	(25)
Adjusted Income (2), (4)	$488	$517	$1,383	$1,563

Adjusted Operating Margin Non-GAAP Reconciliation
2014	2014
Current Guidance	Prior Guidance
Three Months Ended	Nine Months Ended	Low end	High end	Low end	High end
28-Sep-14	29-Sep-13	28-Sep-14	29-Sep-13	of range	of range	of range	of range
Operating Margin	13.9%	13.0%	13.8%	12.5%	14.0%	14.1%	14.1%	14.3%
FAS/CAS Adjustment	(0.8)%	0.8%	(1.3)%	1.1%	(1.3)%	(1.3)%	(1.5)%	(1.5)%
Adjusted Operating Margin (2), (5)	13.2%	13.7%	12.6%	13.6%	12.7%	12.8%	12.6%	12.8%

(1)	Tax effected at 35% federal statutory tax rate.

(2)
These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company's financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and postretirement benefit (PRB) costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.

(3)
Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Nine Months Ended September 28, 2014 and Guidance Adjusted EPS exclude the $0.25 impact of a net tax benefit of approximately $80 million resulting from cash repatriation in connection with a transaction with a foreign subsidiary in January 2014. Nine Months Ended September 29, 2013 Adjusted EPS excludes the earnings per share impact of an R&D tax credit that relates to 2012. In January 2013, Congress approved legislation that included the extension of the R&D tax credit. The legislation retroactively reinstated the R&D tax credit for 2012 and extended it through December 31, 2013. As a result, we recorded the 2012 benefit in the first quarter of 2013.

(4)
Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Nine Months Ended September 28, 2014 Adjusted Income excludes the net tax benefit, as discussed above. Nine Months Ended September 29, 2013 Adjusted Income excludes the R&D tax credit that relates to 2012, as discussed above.

(5)	Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Adjustment and, from time to time, certain other items.